FOR IMMEDIATE RELEASE                       FOR MORE INFORMATION:
June 30, 1997

                                            Carl Nicola
                                            National Wireless Holdings Inc.
                                            212-582-1212

                      NATIONAL WIRELESS HOLDINGS COMPLETES
                SALE OF MIAMI WIRELESS CABLE RIGHTS TO BELLSOUTH

               National Wireless Holdings completes sale of Miami wireless cable subsidiary for $48 million in stock

New York, New York -- National Wireless Holdings Inc. (Nasdaq: NWIR) announced today that it has completed the sale of its subsidiary, South Florida Television Inc., which holds its rights to provide wireless cable TV service in Miami, to BellSouth Corporation (NYSE:BLS) for 1,048,321 shares of BellSouth common stock, based on a $48 million purchase price.

Terrence S. Cassidy, President of National Wireless, stated "With this sale of our South Florida Television subsidiary, we have significantly strengthened our balance sheet which will now have approximately $60 million in cash and marketable securities and three other operating subsidiaries."